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                                                                        EX-99.B9

Blazzard, Grodd & Hasenauer, P.C.


ATTORNEYS AT LAW
                           943 POST ROAD EAST * P.O. BOX 5108
NORSE N. BLAZZARD          WESTPORT, CONNECTICUT 06881-5108
LESLIE E. GRODD            TELEPHONE (203) 226-7866
JUDITH A. HASENAUER        FACSIMILE (203) 454-4206
WILLIAM E. HASENAUER
RAYMOND A. O'HARA III      SUITE 213, OCEANWALK MALL
LYNN KORMAN STONE          101 NORTH OCEAN DRIVE
                           HOLLYWOOD, FLORIDA  33019
                           TELEPHONE (305) 920-4004
                           FACSIMILE (305) 920-6902



                              October 29, 1997

Board of Directors
Jackson National Life Insurance Company
5901 Executive Drive
Lansing, MI  48911

     Re: Opinion of Counsel - Jackson National Separate Account I
         --------------------------------------------------------

Gentlemen:

You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Registration Post-Effective Amendment ot a Registration Statement on Form N-4 for the Individual variable deferred annuity contract (the "Contract") issued by Jackson National Life Insurance Company and its separate account, Jackson National Separate Account - I.

We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

We are of the following opinions:


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     1.  Jackson National Separate Account - I is a unit investment trust as the term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registred with the Securities and Exchange Commission, pursuant to Section 8(a) of the "Act."

     2. Upon the acceptance of purchase payments made by a Contract Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such a Contract Owner will have a legally-issued, fully-paid, non-assessable contractual contractual interest under such Contract.

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.


                                             Sincerely,

                                             BLAZZARD, GRODD & HASENAUER, P.C.


                                             By:   /s/ Lynn Korman Stone
                                                -------------------------------
                                                Lynn Korman Stone